SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 30, 1997


                              COMMERCE GROUP CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-7375                                                       39-6050862
(Commission File Number)                       (IRS Employer Identification No.)

6001 North 91st Street, Milwaukee, Wisconsin                          53225-1795
(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (414) 462-5310





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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (c)         Exhibits

                                    3.3      Certificate of Designation for
                                             Series A Convertible Pre-
                                  ferred Stock.

Item 9.        Sales of Equity Securities Pursuant to Regulation S.

               On January 30, 1997 the Registrant sold 1,500 shares of Series A Convertible Preferred Stock for $1,500,000 under Regulation S. Sales commissions of 12% were paid. The Registrant also sold an additional 1,000 shares of the Series A Convertible Preferred Stock under Section 4(2) to U.S. purchasers. The Series A Convertible Preferred Stock is convertible into common stock at the lower of $2.90 per share or 65% of the closing bid price of the common stock averaged over the five days prior to conversion. Upon notice of conversion by the holder, at the option of the Registrant, the Registrant has the right to redeem the Series A Convertible Preferred Stock at a price of $1,350 per share.


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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:     February __, 1997                      COMMERCE GROUP CORP.



                                                  By:     /s/ Edward L. Machulak
                                                         Chairman and President


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